Exhibit 10.1

Execution Version

REVOLVING CREDIT AND TERM LOAN AGREEMENT

dated as of

March 1, 2016

among

THE COOPER COMPANIES, INC. and

COOPERVISION INTERNATIONAL HOLDING COMPANY, LP,

as Borrowers,

THE LENDERS NAMED HEREIN,

as Lenders,

KEYBANK NATIONAL ASSOCIATION,

as Administrative Agent,

BANK OF AMERICA, N.A.,

DNB BANK ASA, NEW YORK BRANCH,

JPMORGAN CHASE BANK, N.A. and

MUFG UNION BANK, N.A.,

as Syndication Agents,

CITIBANK, N.A. and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agents,

TD BANK, N.A.,

PNC BANK, NATIONAL ASSOCIATION, and

U.S. BANK, NATIONAL ASSOCIATION,

as Senior Managing Agents,

and

KEYBANC CAPITAL MARKETS INC.,

CITIGROUP GLOBAL MARKETS INC.,

DNB BANK ASA, NEW YORK BRANCH,

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

MUFG UNION BANK, N.A. and

WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners and Joint Lead Arrangers

$1,000,000,000 Revolving Facility

$830,000,000 Term Loan Facility

SCHEDULES:

Schedule 1.01(a) – Lenders and Commitments

Schedule 1.01(b) – Subsidiary Guarantors

Schedule 1.01(c) – Existing Hedge Agreements

Schedule 1.01(d) – Existing Letters of Credit

Schedule 3.06 – Disclosed Matters

Schedule 3.14 – Subsidiaries

Schedule 6.03 – Existing Liens

Schedule 6.04 – Existing Indebtedness

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Compliance Certificate

Exhibit C-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-2 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit C-4 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit D-1 – Form of Revolving Loan Note

Exhibit D-2 – Form of Term Loan Note

Exhibit D-3 – Form of Swingline Loan Note

Exhibit E – Form of Borrowing Request

This REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Agreement”) is entered into as of March 1, 2016 among THE COOPER COMPANIES, INC., a Delaware corporation (the “Company”), COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, a limited partnership registered in England and Wales under No. LP3698 and duly registered under the Companies Act of Barbados (“CooperVision International”), the Lenders from time to time party hereto, each of BANK OF AMERICA, N.A., DNB BANK ASA, NEW YORK BRANCH, JPMORGAN CHASE BANK, N.A. and MUFG UNION BANK, N.A., as a Syndication Agent, each of CITIBANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Documentation Agent, each of TD BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, and U.S. BANK, NATIONAL ASSOCIATION, as a Senior Managing Agent, and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (each, as defined below).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business line or unit or division of any Person, or (ii) the acquisition or ownership of in excess of 50% of the Equity Interests of any Person, in each case whether by purchase, merger, consolidation, amalgamation or any other combination with such Person.

“Additional Credit Extension Amendment” means an amendment to this Agreement providing for any Incremental Revolving Commitments and/or Incremental Term Loans which shall be consistent with the applicable provisions of this Agreement relating to Incremental Revolving Commitments and/or Incremental Term Loans and otherwise satisfactory to the Administrative Agent, the Company and the Revolving Borrowers or the Term Loan Borrowers, as applicable.

“Adjusted Foreign Currency Rate” means (a) with respect to any Foreign Currency Loan denominated in Canadian Dollars, the CDOR Rate, and (b) with respect to each Interest Period for any other Foreign Currency Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average ICE Benchmark Administration (or any successor thereto) Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period for deposits in the applicable Designated Foreign Currency (or with respect to Foreign Currency Loans denominated in Pounds, on the day of the commencement of such Interest Period) with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of

Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that (i) in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average of the rates per annum at which deposits in an amount equal to the amount of such Foreign Currency Loan in the applicable Designated Foreign Currency are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period, and (ii) in no event will the Adjusted Foreign Currency Rate be less than 0%.

“Adjusted LIBO Rate” means with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the offered rate appearing on Reuters Screen LIBOR01 Page (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average ICE Benchmark Administration (or any successor thereto) Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period, for deposits in Dollars with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Loan are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period; provided, further, that in no event will the Adjusted LIBO Rate be less than 0%.

“Administrative Agent” means KeyBank National Association, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.

“Administrative Agent Fee Letter” means the Fee Letter, dated as of February 5, 2016, among the Company, the Administrative Agent and KeyBanc Capital Markets Inc.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 10.01(d).

“Agreement” has the meaning assigned to such term in the preamble.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business

Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Rate” means, as of any date of determination:

(i) on the Closing Date and thereafter until changed in accordance with the provisions set forth in this definition, the applicable rate per annum applicable to Level IV in the table set forth below; and

(ii) commencing on the date on which a Compliance Certificate is delivered with respect to the fiscal quarter ending April 30, 2016 and continuing with each fiscal quarter thereafter, the applicable rate per annum determined in accordance with the table set forth below:

RATIO LEVEL	TOTAL LEVERAGE RATIO	EURODOLLAR – APPLICABLE RATE	FOREIGN CURRENCY – APPLICABLE RATE	ABR – APPLICABLE RATE
Level I	Less than 1.50 to 1.00	100.00 bps	100.00 bps	00.00 bps
Level II	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	112.50 bps	112.50 bps	12.50 bps
Level III	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	125.00 bps	125.00 bps	25.00 bps
Level IV	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	150.00 bps	150.00 bps	50.00 bps
Level V	Greater than or equal to 3.00 to 1.00	175.00 bps	175.00 bps	75.00 bps

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.01(c); provided, however, that if such Compliance Certificate is not delivered when due in accordance with Section 5.01(c), then the Applicable Rate shall be the percentage that would apply to Level V above and it shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date on which such Compliance Certificate is delivered (on which date the Applicable Rate shall be set at the margin based upon the calculations in such Compliance Certificate).

If at any time the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise) and as a result thereof, the Total Leverage Ratio was determined incorrectly for any period, the applicable Borrower shall be required to retroactively pay any additional amount that such Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered (or, to the extent that any Borrower paid any amounts in excess of the amounts such Borrower should have paid, then the Lenders shall credit such over-payment to the Indebtedness owing by the applicable Borrower to each such Lender).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of the Company or any Subsidiary) by the Company or any Subsidiary to any Person of any of the Company’s or such Subsidiary’s respective assets.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the Chief Executive Officer, President, Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President, Financial Officer or General Counsel of the applicable Loan Party.

“Availability Period” means, with respect to the Revolving Facility, the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect minus (b) such Lender’s Revolving Credit Exposure then outstanding; provided, that in calculating any Lender’s Revolving Credit Exposure for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.12(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means collectively, the Revolving Borrowers and the Term Loan Borrowers.

“Borrowing” means (a) Loans (or in the case of Term Loans, each portion thereof) of the same Type and Class, made, converted or continued on the same date and, in the case of Eurodollar Loans (or in the case of Term Loans, each portion thereof) or a Foreign Currency Loan, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” has the meaning assigned to such term in Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (i) when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market, (ii) when used in connection with a Foreign Currency Loan or Letter of Credit denominated in a Designated Foreign Currency, the term “Business Day” shall also exclude any day on which banks are not open for international business (including the clearing of currency transfers in the relevant Designated Foreign Currency) in the principal financial center of the home country of the applicable Designated Foreign Currency and (iii) when used in connection with a Foreign Currency Loan or Letter of Credit denominated in Euro, the term “Business Day” shall also exclude any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is not open for the settlement of payments in Euro.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person, subject to Section 1.04.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CDOR Rate” means, on any date with respect to a Borrowing denominated in Canadian Dollars, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the applicable Borrowing, displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate).

“Change in Control” means the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than 35% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Company.

“Change in Law” the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Closing Fee Letter” means the Closing Fee Letter, dated as of the Closing Date, among the Borrowers and the Administrative Agent, for the benefit of the Lenders.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, its Revolving Commitment and/or its Term Loan Commitment, as the context may require.

“Commitment Fee Rate” means, as of any date of determination:

(i) on the Closing Date and thereafter until changed in accordance with the provisions set forth in this definition, the rate per annum applicable to Level IV in the table set forth below; and

(ii) commencing on the date on which a Compliance Certificate is delivered with respect to the fiscal quarter ending April 30, 2016 and continuing with each fiscal quarter thereafter, a rate per annum determined in accordance with the table set forth below:

RATIO LEVEL	TOTAL LEVERAGE RATIO	COMMITMENT FEE RATE
Level I	Less than 1.50 to 1.00	12.50 bps

RATIO LEVEL	TOTAL LEVERAGE RATIO	COMMITMENT FEE RATE
Level II	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	17.50 bps
Level III	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	20.00 bps
Level IV	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	22.50 bps
Level V	Greater than or equal to 3.00 to 1.00	25.00 bps

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.01(c); provided, however, that if such Compliance Certificate is not delivered when due in accordance with Section 5.01(c), then the Commitment Fee Rate shall be the percentage that would apply to Level V above and it shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date on which such Compliance Certificate is delivered (on which date the Commitment Fee Rate shall be determined based upon the calculations in such Compliance Certificate).

If at any time the financial statements upon which the Commitment Fee Rate was determined were incorrect (whether based on a restatement, fraud or otherwise) and as a result thereof, the Total Leverage Ratio was determined incorrectly for any period, the Revolving Borrower shall be required to retroactively pay any additional amount that the Revolving Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered (or, to the extent that the Revolving Borrower paid any amounts in excess of the amounts that the Revolving Borrower should have paid, then the Lenders shall credit such over-payment to the Indebtedness owing by the Revolving Borrower to each such Lender).

“Commodities Hedge Agreement” means a commodities contract purchased by the Company or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials necessary to the manufacturing or production of goods in connection with the business of the Company and its Subsidiaries.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 10.01(d).

“Company” has the meaning assigned to such term in the preamble.

“Company Guaranteed Obligations” has the meaning assigned to such term in Section 9.01.

“Competitor” means those Persons that are competitors of the Company and its Subsidiaries, which Persons are identified by name in writing by the Company to the Administrative Agent prior to the Closing Date, as such list may be supplemented after the Closing Date by the Company from time to time as reasonably agreed by the Administrative Agent, it being agreed that any successor-in-interest to any Competitor shall be deemed to be reasonably agreed to by the Administrative Agent. Any such supplement to the list of Competitors after the Closing Date will become effective two Business Days after such supplement is delivered to the Administrative Agent. In no event shall a supplement apply retroactively to disqualify any Lender as of the date of such supplement.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, for any period, all depreciation and amortization expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) non-recurring cash charges and non-cash charges, in each case associated with any Acquisitions and any related restructurings and investments in an aggregate amount, for all such cash charges, not to exceed the greater of $125,000,000 or 7.5% of Consolidated Total Tangible Assets in any twelve-month period, (v) restricted stock expense and stock option expense (but only to the extent deducted from the determination of Consolidated Net Income for such period), (vi) fees, costs and expenses incurred and paid by the Company or any of the Company’s Subsidiaries in connection with any litigation, judgment or settlement for any action, suit or proceeding in any court or before any arbitrator or Governmental Authority in an aggregate amount not to exceed the greater of $45,000,000 or 2.5% of Consolidated Total Tangible Assets in any twelve-month period, (vii) restructuring charges and reserves (whether or not classified as such under GAAP), including any fees, expenses or losses related to the reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses or the disposal, abandonment, transfer, closing or discontinuing of operations, provided that the aggregate amount of all such charges made in cash does not exceed the greater of $45,000,000 or 2.5% of Consolidated Total Tangible Assets during any twelve-month period, (viii) any non-cash impairment charge or asset write-off or write-down related to intangible assets, goodwill, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (ix) all non-cash losses from investments recorded using the equity method, (x) non-cash stock-based awards compensation expense, (xi) non-cash mark to market and other non-cash charges or non-cash expenses related to Hedge Agreement obligations, (xii) other non-cash charges (provided that if any non-cash charges referred to in this clause (xii) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), (xiii) (A) any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan, profits interest or stock option plan, any equity-based compensation or equity-based incentive plan, or any other management or employee benefit plan, agreement or pension plan and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests of the Company held by management of the Company or any of its Subsidiaries, and (xiv) fees, costs, premiums and expenses incurred and paid by the Company or any of the Company’s Subsidiaries during any period in connection with the issuance, prepayment, or redemption of any senior Indebtedness or subordinated Indebtedness permitted to be incurred pursuant to Section 6.04, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on Consolidated Net Income (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but excluding (a) extraordinary gains and losses, (b) earnings, gains and losses resulting from any write-up or write-down of assets other than in the ordinary course of business, and (c) the cumulative effect of a change in accounting principles.

“Consolidated Net Indebtedness” means, on any date, the difference of (a) Consolidated Total Indebtedness as of such date, minus (b) the aggregate amount of all Unrestricted Cash.

“Consolidated Total Assets” means, on any date, all amounts that, in conformity with GAAP, would be included under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company at such time.

“Consolidated Total Tangible Assets” means, on any date, all amounts that, in conformity with GAAP, would be included under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company at such time excluding the net book value of intangible assets.

“Consolidated Total Indebtedness” means the sum (without duplication) of all Indebtedness of the Company and of its Subsidiaries, all as determined on a consolidated basis.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CooperVision International” has the meaning assigned to such term in the preamble.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender, each Designated Hedge Creditor or any other Lender, and the respective successors and assigns of each of the foregoing.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowers or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bail-In Action or (e) has become the subject of a Bankruptcy Event.

“Designated Foreign Currency” means Euros, Canadian dollars, Pounds Sterling, Japanese Yen, any other currency (other than Dollars) identified as a G10 currency (or any successor or substitute term) on the Closing Date (which, for the avoidance of doubt, includes Euros, Japanese Yen, Canadian dollars, Swiss francs, British pounds, Australian dollars, New Zealand dollars, Norwegian krone and Swedish krona) by a generally recognized financial information service selected by the Administrative Agent, or any other currency (other than Dollars) approved in writing by each of the Revolving Lenders and that is freely traded and exchangeable into Dollars.

“Designated Hedge Agreement” means any Existing Hedge Agreement and any Hedge Agreement (other than a Commodities Hedge Agreement) to which a Borrower or any Subsidiary is a party and as to which, at the time such Hedge Agreement is entered into, a Lender or any of its Affiliates is a counterparty.

“Designated Hedge Creditor” means each Person that participates as a counterparty to a Borrower or any Subsidiary pursuant to any Designated Hedge Agreement.

“Designated Persons” means, at any time, (a) any Person listed in any sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, or (b) any Person owned or controlled by any such Person or Persons described in clause (a).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Documentation Agent” means each of Citibank, N.A. and Wells Fargo Bank, National Association, as documentation agents under this Agreement.

“Dollars” or “$” refers to lawful money of the United States of America.

“Dollar Equivalent” means, (i) with respect to any amount denominated in Dollars, such amount, (ii) with respect to a Foreign Currency Loan to be made, the Dollar equivalent of the amount of such Foreign Currency Loan, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the date such Foreign Currency Loan is to be made, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on the date such Foreign Currency Loan is to be made, (iii) with respect to any Letter of Credit to be issued in any Designated Foreign Currency, the Dollar equivalent of the maximum amount available to be drawn under such Letter of Credit, determined by the applicable Issuing Bank on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the issuance of such Letter of Credit, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date of issuance, and (iv) with respect to any other amount not denominated in Dollars, and with respect to Foreign Currency Loans and Letters of Credit issued in any Designated Foreign Currency at any other time, the Dollar equivalent of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, is being determined, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia, excluding any FSHCO and any subsidiary of either a FSHCO or a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security systems.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender), (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent, (B) the Issuing Bank in the case of an assignment of a Revolving Commitment, and (C) unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include (a) the Company or any of the Company’s Affiliates or Subsidiaries or (b) any Competitor.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, or other binding requirements issued, promulgated or entered into by any Governmental Authority, relating to pollution, the preservation or protection of the environment or natural resources, the generation, manufacture, use, labeling, treatment, storage, handling, transportation or Release of any Hazardous Material or, to the extent involving or related to any of the foregoing, health and safety matters.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of the Company or any of its ERISA Affiliates to satisfy the minimum funding standard of Section 412 and 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.

“Excluded Swap Obligation” means, with respect to any Borrower or any Subsidiary Guarantor, (x) as it relates to all or a portion of the Subsidiary Guaranty of such Subsidiary Guarantor or such Borrower, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or such Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Subsidiary Guarantor or such Borrower becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Subsidiary Guarantor or such Borrower of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or such Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Subsidiary Guarantor or such Borrower becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient, U.S. Federal Taxes imposed on amounts payable to or for the account of such Recipient pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by a Borrower under Section 2.19(b)) or (ii) such Recipient (if the Recipient is a Lender) changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient acquired such interest in the Loan or Commitment or became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (g), and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of January 12, 2011 (as amended, restated, supplemented or modified from time to time), among the Borrowers, KeyBank National Association, as administrative agent, and the lenders party thereto.

“Existing Hedge Agreement” means the existing Hedge Agreements identified on Schedule 1.01(c).

“Existing Letter of Credit” means each letter of credit identified on Schedule 1.01(d).

“Facility” means each of the Term Loan Facility and the Revolving Facility (and collectively, the “Facilities”).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any applicable intergovernmental agreements entered into in respect of such Sections, any current or future regulations or official interpretations of such Sections and agreements, and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Covenants” means the financial covenants set forth in Section 6.06.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Foreign Currency Borrowing” means a Borrowing of Foreign Currency Loans.

“Foreign Currency Loan” means each Revolving Loan denominated in a Designated Foreign Currency and bearing interest at a rate based upon the Adjusted Foreign Currency Rate.

“Foreign Lender” means a Recipient that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Subsidiary substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranty Obligation” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic or radioactive (or words of similar regulatory intent or meaning)

under applicable Environmental Law, or the exposure to which or the Release of which could give rise to liability under any Environmental Law.

“Hedge Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations of the Company and/or its Subsidiaries.

“Increased Amount Date” has the meaning assigned to such term in Section 2.04.

“Incremental Commitments” has the meaning assigned to such term in Section 2.04.

“Incremental Revolving Commitments” has the meaning assigned to such term in Section 2.04.

“Incremental Revolving Loan Lender” has the meaning assigned to such term in Section 2.04.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.04.

“Incremental Term Loan Commitments” has the meaning assigned to such term in Section 2.04.

“Incremental Term Loan Lender” has the meaning assigned to such term in Section 2.04.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guaranty Obligations of such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) for purposes of Section 6.04 and Section 7.01(g) only, all net obligations of such Person under any Hedge Agreement. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of any Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Interest Coverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, calculated on a Pro Forma Basis.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan or Foreign Currency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing or Foreign Currency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurodollar Borrowing or Foreign Currency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed to by the Administrative Agent, ending on a day that is less than one month thereafter), as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing or Foreign Currency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing or Foreign Currency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the then applicable Maturity Date for such Facility. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving or Term Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means KeyBank National Association or any of its Affiliates, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. The Revolving Borrowers, the Administrative Agent and any Lender may agree that such Lender may issue Letters of Credit hereunder, in which case the term “Issuing Bank” shall include such Lender with respect to the Letters of Credit issued by such Lender, and each reference to “Issuing Bank” shall mean the applicable Issuing Bank or all Issuing Banks, as the context may require.

“Joint Lead Arrangers” means, collectively, KeyBanc Capital Markets Inc., Citigroup Global Markets Inc., DNB Bank ASA, New York Branch, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners under this Agreement.

“Joint Lead Arranger Fee Letters” means, collectively, each fee letter entered into between the Company and a Joint Lead Arranger.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, Dollar Equivalent of the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Revolving Borrowers at such time. The LC Exposure of any Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 1.01(a) and any other Person that shall have become a party hereto pursuant to Section 2.04 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, including without limitation, schedules and exhibits hereto, the Notes (if any), the Subsidiary Guaranty, the Administrative Agent Fee Letter, the Closing Fee Letter, the Joint Lead Arranger Fee Letters and any other agreements entered into in connection herewith or therewith, including any amendments, modifications or supplements hereto or thereto or waivers hereof or thereof.

“Loan Parties” means the Borrowers and the Subsidiary Guarantors, and “Loan Party” means any one of them individually.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $75,000,000

(or the Dollar Equivalent thereof). For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary of the Company that meets any of the following conditions:

(a) the Company and its other Subsidiaries’ investments in and advances to such Subsidiary exceed 10% of Consolidated Total Assets; or

(b) the Company’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10% of Consolidated Total Assets; or

(c) the Company’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exclusive of amounts attributable to any noncontrolling interests exceeds 10% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

“Maturity Date” means the Revolving Maturity Date and/or the Term Loan Maturity Date, as the context may require.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Guarantor Subsidiary” means each Subsidiary of the Company that is not a Loan Party.

“Notes” means any promissory notes executed by any Borrower to evidence the Obligations in accordance with Section 2.10(e).

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to any Credit Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Designated Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Credit Parties that are required to be paid by any Borrower pursuant hereto) or otherwise; provided, however, that Obligations shall not include any Excluded Swap Obligations.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant” has the meaning assigned to such term in Section 10.04.

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“Payment Office” means the office of the Administrative Agent at 4900 Tiedeman Road, Brooklyn, Ohio 44144, Attention: Deanna Kristanko (facsimile: 216-370-5997; email: KAS_Servicing@keybank.com), or such other office(s), as the Administrative Agent may designate to the Company in writing from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Lien” means any Lien permitted by Section 6.03 of this Agreement.

“Permitted Securitization Transaction” means any transaction or series of transactions designated in writing by the Company to the Administrative Agent to be a “Permitted Securitization Transaction” which is entered into by the Company or any Subsidiary Guarantor pursuant to which the Company or any Subsidiary Guarantor, as applicable, may sell, convey or otherwise transfer to any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or such Subsidiary Guarantor, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guaranty Obligations or other obligations in respect of such accounts receivable, and proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by KeyBank National Association (or any replacement Administrative Agent) as its prime rate in effect at its office located at 127 Public Square, Cleveland, Ohio 44114-1306 (or the principal office of any such replacement Administrative Agent); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” shall mean, with respect to any Testing Period during which any Acquisition or Asset Sale occurs (and for purposes of determining whether an acquisition is an Acquisition or whether the Company and its Subsidiaries may take any other actions requiring compliance with a specified ratio), the Total Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such Testing Period on a pro forma basis after giving effect to such Acquisition or Asset Sale (and any related repayment or incurrence of Indebtedness) (including, without limitation or duplication, (a) additional add backs which are (i) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency), (ii) recommended by any due diligence quality of earnings report reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld) conducted by (y) a firm of independent public accountants of recognized national standing or (z) any other accounting firm reasonably satisfactory to the Administrative Agent, selected by the Company and retained by the Company; or (iii) otherwise determined in such other manner reasonably acceptable to the Administrative Agent and (b) pro forma adjustments, for cost savings and other operating efficiencies (net of continuing associated expenses) to the extent the actions underlying such cost savings and operating efficiencies have been or are reasonably expected to be implemented and such cost savings and operating efficiencies are factually supportable and are expected to have a continuing impact), using, for purposes of making such calculations, the historical financial statements of the Company and its Subsidiaries which shall be reformulated as if such Acquisition or Asset Sale, and any other Acquisition or Asset Sale that has been consummated during such Testing Period, had been consummated on the first day of such Testing Period.

“Pro-Rata Share” means, with respect to any Lender, the percentage of the total Term Loan Exposure, Revolving Credit Exposure and unused Commitments represented by such Lender’s Term Loan Exposure, Revolving Credit Exposure and unused Commitments.

“Qualified Acquisition” means any Acquisition that has been designated to the Administrative Agent by a Responsible Officer of the Company as a “Qualified Acquisition”, so long as the Total Leverage Ratio as of the last day of the most recently completed Testing Period of the Company prior to such acquisition would be less than or equal to 3.50 to 1.00.

“Qualified ECP Guarantor” means, in respect of any Obligations with respect to a Designated Hedge Agreement, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Obligations or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning assigned to such term in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, dumping, placing, discarding, abandonment, or disposing into the environment (including abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Materials).

“Required Facility Lenders” means, with respect to any Facility, the holders of more than 50% of the total Term Loan Exposures or the total Revolving Commitments, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, after any termination of the Revolving Commitments, the holders of more than 50% of the total Revolving Credit Exposures); provided that, in the event any Lender shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Majority Facility Lenders” means Lenders (excluding all Defaulting Lenders) having more than 50% of the total Term Loan Exposures or the total Revolving Commitments (or total Revolving Credit Exposures), as the case may be, outstanding under such Facility (excluding the Term Loan Exposures, Revolving Commitments and Revolving Credit Exposures, as applicable, of all Defaulting Lenders).

“Required Lenders” means, at any time, Lenders having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time.

“Revolving Borrowers” means, collectively, the Company and CooperVision International, and “Revolving Borrower” means each of them individually.

“Revolving Borrowing” means a Borrowing of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.04, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 1.01(a), or in the Additional Credit Extension Amendment or the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is the Dollar Equivalent of $1,000,000,000.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the Dollar Equivalent of the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Facility” means the Revolving Commitments and the Revolving Loans and Swingline Loans made, and Letters of Credit issued, thereunder.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a) and Section 2.03.

“Revolving Maturity Date” means March 1, 2021.

“Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving

Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Sanctioned Country” means a country, region or territory which is itself the subject or target of any Sanctions Laws and Regulations (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between a Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

“Sanctions Laws and Regulations” means any economic or financial sanctions or trade embargoes, imposed, administered, or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, the United Nations Security Council or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United State of America.

“Secured Indebtedness” means all Indebtedness of any Person that is secured by a Lien on any asset of such Person.

“Senior Managing Agent” means each of TD Bank, N.A., PNC Bank, National Association, and U.S. Bank, National Association, as senior managing agents under this Agreement.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of its assets is greater than the probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Standard Permitted Lien” means any of the following: (i) Liens for Taxes not yet delinquent or Liens for Taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established; (ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrowers or any of their Subsidiaries and do not secure any Indebtedness; (iii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.01(k); (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements; (v) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrowers or any of their Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; (vi) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Borrowers and their Subsidiaries considered as an entirety, or (B) a Material Adverse Effect; (vii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); (viii) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC; and (ix) licenses of intellectual property of the Borrowers or any of their Subsidiaries granted in the ordinary course of business.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantors” means, collectively, each Domestic Subsidiary that is Material Subsidiary and that is or hereafter becomes a party to the Subsidiary Guaranty, and “Subsidiary Guarantor” means any one of them individually. Schedule 1.01(b) hereto lists each Subsidiary Guarantor as of the Closing Date.

“Subsidiary Guaranty” means the Subsidiary Guaranty dated as of the date hereof, as supplemented from time to time, by the Subsidiary Guarantors in favor of the Administrative Agent.

“Swap Obligation” means, with respect to any Borrower or any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means KeyBank National Association, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndication Agent” means each of Bank of America, N.A., DNB Bank ASA, New York Branch, JPMorgan Chase Bank, N.A., and MUFG Union Bank, N.A., as syndication agents under this Agreement.

“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility” means the Term Loan Commitments and the Term Loans made thereunder.

“Term Loan” means a Loan made pursuant to Section 2.01(b) and Section 2.03, and includes any Incremental Term Loans made pursuant to Section 2.04.

“Term Loan Borrowers” means, collectively, the Company and CooperVision International, and “Term Loan Borrower” means each of them individually.

“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans hereunder, including any Incremental Term Loan Commitments. The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 1.01(a). The initial aggregate amount of the Lenders’ Term Loan Commitments is $830,000,000.

“Term Loan Exposure” means, with respect to any Term Loan Lender at any time, the outstanding principal amount of such Lender’s Term Loans.

“Term Loan Lender” means a Lender with a Term Loan Commitment or Term Loan Exposure.

“Term Loan Maturity Date” means March 1, 2021.

“Testing Period” means a single period consisting of the four consecutive fiscal quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.

“Total Leverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated Net Indebtedness to (ii) Consolidated EBITDA, calculated on a Pro Forma Basis.

“Total Leverage Ratio Increase Period” has the meaning assigned to such term in Section 6.06(a).

“Transactions” means the execution, delivery and performance by the Borrowers and the other Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the Adjusted Foreign Currency Rate.

“Unrestricted Cash” means, at any time of determination, the sum of (i) the aggregate amount of all cash deposits of the Company and its Subsidiaries maintained in any demand deposit account, and (ii) the aggregate monetary value of all money market funds of the Company and its Subsidiaries maintained in any account of a securities intermediary, to the extent such cash deposits and money market funds are free of any Lien or other encumbrance (other than (x) customary Liens arising in the ordinary course of business which the depository institution may have with respect to any right of offset against funds in such account, and (y) customary holds for uncollected deposits).

“Unused Total Revolving Commitment” means, at any time, the excess of (i) the sum of the Lenders’ Revolving Commitments at such time over (ii) the sum of the Lenders’ Revolving Credit Exposure at such time.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the word “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on the date hereof, notwithstanding any modification or interpretative change thereto after the date hereof (including without giving effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having or purporting to have a similar result or effect)); provided, further, that, if the Company notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.05 Currency Equivalents. Except as otherwise specified herein, all references herein or in any other Loan Document to a Dollar amount shall mean such amount in dollars or, if the context so requires, the Dollar Equivalent of such amount in any Designated Foreign Currency. The Dollar Equivalent of any amount shall be determined in accordance with the definition of “Dollar Equivalent”; provided, however, that notwithstanding the foregoing or anything elsewhere in this Agreement to the contrary, in calculating the Dollar Equivalent of any amount for purposes of determining (i) a Borrower’s obligation to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.06(j), or (ii) a Borrower’s ability to request additional Loans or Letters of Credit pursuant to the Commitments, the Administrative Agent shall calculate the Dollar Equivalent of each such amount on the date of each Borrowing, conversion or continuation of any Borrowing or issuance of any Letter of Credit hereunder and on the date of any payment or prepayment of any Loans or reimbursement of any Letter of Credit and, in addition, the Administrative Agent may, in the case of either of the foregoing, in its discretion, calculate the Dollar Equivalent of any such amount on any other proximate Business Day selected by the Administrative Agent.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to any Revolving Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s

Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Revolving Borrowers may borrow, prepay and reborrow Revolving Loans.

(b) Subject to the terms and conditions set forth herein, each Term Loan Lender agrees to make Term Loans (other than Incremental Term Loans) to any Term Loan Borrower on the Closing Date in Dollars and in the principal amount requested by such Term Loan Borrower in accordance with Section 2.03 so long as such requested amount does not result in (i) the aggregate principal amount of the Term Loans made by such Term Loan Lender exceeding its Term Loan Commitment or (ii) the aggregate principal amount of all Term Loans made by the Term Loan Lenders exceeding the total Term Loan Commitments. The Term Loans (other than Incremental Term Loans) may only be incurred on the Closing Date and any portion of the Term Loans that is repaid may not be reborrowed.

Section 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Term Loan Lenders ratably in accordance with their respective Term Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of (x) ABR Loans or Eurodollar Loans (in each case, denominated in dollars) or (y) Foreign Currency Loans (denominated in a Designated Foreign Currency), as the Revolving Borrowers may request in accordance herewith, and (ii) each Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as the Term Loan Borrowers may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing or Foreign Currency Borrowing, such Borrowing shall be in an amount that is an integral multiple of $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency) and not less than $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). At the commencement of each Interest Period for any Eurodollar Term Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $10,000,000. At the time that each ABR Term Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Term Loan Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Term Loan Commitments. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that (i) if there are two or more Borrowings on a single day by a Borrower that consist of Eurodollar Loans and/or Foreign Currency Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than 30 Borrowings of Eurodollar Loans and Foreign Currency Loans, in the aggregate, outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing or a Foreign Currency Borrowing, not later than 1:00 p.m., New York City time, three Business Days (or in the case of a Foreign Currency Borrowing designated in Japanese Yen, four Business Days) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing, and any notice of a Swingline Loan Borrowing shall be made in accordance with Section 2.05(b). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit E or such other form approved by the Administrative Agent (each, a “Borrowing Request”) and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing, and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a Foreign Currency Borrowing, and, if applicable, the Designated Foreign Currency applicable thereto;

(iv) in the case of a Eurodollar Borrowing or a Foreign Currency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing or Foreign Currency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Incremental Facilities. On one or more occasions at any time after the Closing Date, the Borrowers may by written notice to the Administrative Agent elect to request (A) an increase to the existing Revolving Commitments (any such increase, the “Incremental Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “Incremental Term Loan Commitments”, together with the Incremental Revolving Commitments, the “Incremental Commitments”), in an aggregate amount not to exceed $750,000,000. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Revolving Borrowers or the Term Loan Borrowers, as applicable, propose that such Incremental Commitments shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Revolving Borrowers or the Term Loan Borrowers, as applicable, to arrange a syndicate of Lenders willing to hold the requested Incremental Commitments; provided that (x) any Incremental Commitments on any Increased Amount Date shall be in the minimum aggregate amount of $10,000,000, (y) any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment, and (z) any Lender or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender,” as applicable) to whom any portion of such Incremental Commitment shall be allocated shall be subject to the approval of the Revolving Borrowers or the Term Loan Borrowers, as applicable, and the Administrative Agent, and, if an Incremental Revolving Commitment, the Issuing Bank and the Swingline Lender (each of which approvals shall not be unreasonably withheld), unless such Incremental Revolving Loan Lender or Incremental Term Loan Lender is an existing Lender.

The terms and provisions of any Incremental Revolving Commitments shall be identical to the existing Revolving Commitments. The terms and provisions of any Incremental Term Loan Commitments and any Incremental Term Loans shall (a) provide that the maturity date of any Incremental Term Loan that is a separate tranche shall be no earlier than the Term Loan Maturity Date and shall not have any scheduled amortization payments, (b) share ratably in any prepayments of the existing Term Loan Facility, unless the Term Loan Borrowers and the Incremental Term Loan Lenders in respect of such Incremental Term Loans elect lesser payments and (c) otherwise be identical to the existing Term Loans.

The effectiveness of any Incremental Commitments and the availability of any borrowings under any such Incremental Commitment shall be subject to the satisfaction of the following conditions precedent: (x) after giving pro forma effect to such Incremental Commitments and borrowings and the use of proceeds thereof, (i) no Default or Event of Default shall exist and (ii) as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.01, the Borrowers would have been in compliance with the Financial Covenants (after giving effect to any increase to the maximum Total Leverage Ratio pursuant to Section 6.06(a) during a Total Leverage Ratio Increase Period, if applicable) that are applicable at such time; (y) the representations and warranties made or deemed made by the Borrowers in any Loan Document shall be true and correct in all material respects on the effective date of such Incremental Commitments except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate or other necessary action taken by the Borrowers to authorize such Incremental Commitments and (B) all corporate, partnership, member, or other necessary action taken by each Subsidiary Guarantor authorizing the Subsidiary Guaranty by such Subsidiary Guarantor of such Incremental Commitments; and (ii) a customary opinion of counsel to the Borrowers and the Subsidiary Guarantors (which may be in substantially the same form as delivered on the Closing Date and may be delivered by internal counsel of the Borrowers), and addressed to the Administrative Agent and the Lenders, and (iii) if requested by any Lender, new notes executed by the Revolving Borrowers or the Term Loan Borrowers, as applicable, payable to any new Lender, and replacement notes executed by the Revolving Borrowers or the Term Loan Borrowers, as applicable, payable to any existing Lenders.

On any Increased Amount Date on which Incremental Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Loan Lenders and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) each Incremental Revolving Loan Lender shall become a Lender with respect to its Incremental Revolving Commitment and all matters relating thereto.

On any Increased Amount Date on which any Incremental Term Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender shall make a Loan to the applicable Term Loan Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment, and (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto.

The Administrative Agent shall notify the Lenders promptly upon receipt of a Borrower’s notice of each Increased Amount Date and in respect thereof (y) the Incremental Revolving Commitments and the Incremental Revolving Loan Lenders or the Incremental Term Loan Commitments and the Incremental Term Loan Lenders, as applicable, and (z) in the case of each notice to any Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

The upfront fees payable to the Incremental Revolving Loan Lenders and/or Incremental Term Loan Lenders shall be determined by the Revolving Borrowers or the Term Loan Borrowers, as applicable, and the applicable Incremental Revolving Loan Lenders and/or Incremental Term Loan Lenders.

The Incremental Commitments shall be effected pursuant to one or more Additional Credit Extension Amendments executed and delivered by the Revolving Borrowers or the Term Loan Borrowers, as applicable, the Incremental Revolving Loan Lender or Incremental Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Register. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.04.

Section 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to any Revolving Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000, (ii) the Revolving Credit Exposure of any Lender exceeding its Revolving Commitment or (iii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, each Revolving Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, a Revolving Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from such Revolving Borrower. The Swingline Lender shall make each Swingline Loan available to such Revolving Borrower by means of a credit to the general deposit account of such Revolving Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Revolving Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Revolving Borrower (or other party on behalf of any Revolving Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to such Revolving Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Revolving Borrower of any default in the payment thereof.

Section 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, a Revolving Borrower may request the issuance of Letters of Credit, denominated and payable in dollars or any Designated Foreign Currency, as the applicant thereof for the support of its or any Subsidiary’s obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Revolving Borrower to, or entered into by a Revolving Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Designated Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions Laws or Regulations that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement or (ii) in any other manner that would result in a violation of any Sanctions Laws or Regulations by any party to this Agreement. Each Existing Letter of Credit shall be deemed to be a letter of credit issued under this Agreement and entitled to the benefits of a Letter of Credit issued hereunder.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Revolving Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days or such shorter period as may be agreed by the Administrative Agent and the Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, such Revolving Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit such Revolving Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the Dollar Equivalent of $50,000,000, (ii) the Revolving Credit Exposure of any Lender shall not exceed its Revolving Commitment and (iii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension, which renewals or extensions, subject to clause (ii) hereof, may be automatic pursuant to the terms of such Letter of Credit so long as the Issuing Bank shall have the right to prevent such renewal or extension at least once in each twelve month period) and (ii) the date that is five Business Days prior to the Revolving Maturity Date. Notwithstanding the foregoing, a Letter of Credit may have an expiration date that is not more than twelve (12) months after the Revolving Maturity Date so long as (x) the applicable Revolving Borrower shall provide cash collateral to the Administrative Agent pursuant to and in accordance with Section 2.06(j) on or prior to forty-five (45) days before the Revolving Maturity Date in an amount equal to 102% of the LC Exposure with respect to all such Letters of Credit with expiry dates after the Revolving Maturity Date, (y) the obligations of the applicable Revolving Borrower under this Section 2.06 in respect of such Letters of Credit shall survive the Revolving Maturity Date and shall remain in effect until no such Letters of Credit remain outstanding and (z) each Lender shall remain obligated hereunder, to the extent any such cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to the applicable Revolving Borrower by the Administrative Agent after the Revolving Maturity Date until no such Letters of Credit remain outstanding.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Revolving Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Revolving Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Revolving Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Revolving Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent, in dollars or in the applicable Designated Foreign Currency in which such Letter of Credit is denominated, an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Revolving Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Revolving Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that such Revolving Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Revolving Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that such Revolving Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that, other than in the case of a Letter of Credit denominated in any Designated Foreign Currency, such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount (or the Dollar Equivalent of such amount) and, to the extent so financed, such Revolving Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the applicable Revolving Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Revolving Borrower in respect thereof and such Lender’s Revolving Percentage thereof. Promptly (which, in the case of an LC Disbursement made in a Designated Foreign Currency, may be up to 3 Business Days) following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from such Revolving Borrower, in dollars or in the applicable Designated Foreign Currency in which such Letter of Credit is denominated, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Revolving Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve any Revolving Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. Each Revolving Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Revolving Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to any Revolving Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by such Revolving Borrower to the extent permitted by applicable law) suffered by such Revolving Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Revolving Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Revolving Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Revolving Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Revolving Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such Revolving Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Revolving Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Revolving Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (A) any Event of Default shall occur and be continuing, on the Business Day that any Revolving Borrower receives notice from the Administrative Agent or the Required Facility Lenders under the Revolving Facility (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (B) required by Section 2.06(c), such Revolving Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in Section 7.01(h) or (i). Such deposit shall be held by the Administrative Agent for the satisfaction of the LC Exposure and as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If a Revolving Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Revolving Borrower within three Business Days after all Events of Default have been cured or waived.

Section 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds, in dollars or the applicable Designated Foreign Currency, by 12:00 noon (or, in the case of an ABR Loan requested for that same day, 2:00 p.m.), New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Administrative Agent in New York City and designated by the applicable Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing or Foreign Currency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing or a Foreign Currency Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided, however, that (i) no Foreign Currency Borrowing may be converted into an ABR Borrowing, a Eurodollar Borrowing or a Foreign Currency Borrowing that is denominated in a different Designated Foreign Currency, and (ii) any conversion of a Eurodollar Borrowing into an ABR Borrowing shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a conversion from or continuation of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of the proposed Borrowing, (ii) in the case of a conversion from or continuation of a Foreign Currency Borrowing, not later than 1:00 p.m., New York City time, three Business Days (or in the case of a Foreign Currency Borrowing designated in Japanese Yen, four Business Days) before the date of the proposed Borrowing, and (iii) in the case of a conversion to an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a Foreign Currency Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing or a Foreign Currency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing or Foreign Currency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If a Borrower fails to deliver a timely Interest Election Request with respect to a Foreign Currency Borrowing prior to the end of the Interest Period applicable thereto, then such Borrower shall be required to repay such Foreign Currency Borrowing in full. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Facility Lenders under the applicable Facility, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing under such Facility may be converted to or continued as a Eurodollar Borrowing or Foreign Currency Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Foreign Currency Borrowing shall be required to be repaid in full.

Section 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date and (b) the Term Loan Commitments shall terminate following the funding of the Borrowings made on the Closing Date as provided in Section 2.01(b).

(b) The Revolving Borrowers may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $50,000,000 and (ii) the Revolving Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments.

(c) The Revolving Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the Closing Date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Revolving Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Revolving Borrowers (by notice to the Administrative Agent on or prior to the specified closing date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under a particular Facility shall be made ratably among the Lenders in accordance with their respective Commitments under such Facility.

Section 2.10 Repayment of Loans; Evidence of Debt. (a) (i) Each Revolving Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date, (ii) the Term Loan Borrowers hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Loan Lender, the then unpaid principal amount of each Term Loan on the Term Loan Maturity Date and (iii) each Revolving Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Revolving Borrowers shall repay all Swingline Loans then outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender or the Swingline Lender may request that Loans made by it be evidenced by one or more promissory notes in substantially the form of (i) Exhibit D-1, in the case of any Revolving Loan, (ii) Exhibit D-2, in the case of any Term Loan, or (iii) Exhibit D-3, in the case of any Swingline Loan. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender or the Swingline Lender (or, if requested by such Lender or the Swingline Lender, to such Lender or the Swingline Lender and its registered assigns) in substantially the form of Exhibit D-1, Exhibit D-2 or Exhibit D-3, as applicable. Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11 Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (except as provided in Section 2.16), subject to prior notice in accordance with paragraph (b) of this Section.

(b) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing or a Foreign Currency Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Any portion of the Term Loan that is prepaid may not be reborrowed.

(c) If at any time, solely as a result of fluctuations in currency exchange rates, the sum of the total Revolving Credit Exposures exceeds 105% of the total Revolving Commitments, the Borrowers shall immediately repay Borrowings or cash collateralize LC Exposure pursuant to Section 2.06(j), as applicable, in an aggregate principal amount equal to such excess.

Section 2.12 Fees. (a) From the Closing Date until the last day of the Availability Period, the Revolving Borrowers agree to pay to the Administrative Agent, for the account of each Revolving Lender, a commitment fee for the period from and including the Closing Date to the last day of the Availability Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Revolving Lender during the period for which payment is made, payable quarterly in arrears on each last day of each March, June, September and December of each year end on the date on which the Commitments terminate, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Revolving Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans (or Foreign Currency Loans in the case of a Letter of Credit denominated in a Designated Foreign Currency) on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Revolving Borrowers and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times specified in the Administrative Agent Fee Letter or as otherwise separately agreed upon between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each Foreign Currency Borrowing shall bear interest at the Adjusted Foreign Currency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) Notwithstanding the foregoing, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, all overdue Obligations (which shall include all Obligations following an acceleration under Section 7.01, including an automatic acceleration) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate and Adjusted Foreign Currency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing or a Foreign Currency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Adjusted Foreign Currency Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Facility Lenders under a particular Facility that the Adjusted LIBO Rate or the Adjusted Foreign Currency Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing under such Facility for such Interest Period;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies such Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing under such Facility to, or continuation of any Borrowing under such Facility as, a Eurodollar Borrowing or Foreign Currency Borrowing, as applicable, shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing under such Facility, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

Section 2.15 Increased Costs. (a) If any Change in Law shall:

(1) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Adjusted Foreign Currency Rate) or the Issuing Bank;

(2) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(3) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurodollar Loan or Foreign Currency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided, that no Borrower shall be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.15(a).

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered; provided, that no Borrower shall be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.15(b).

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Foreign Currency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or Foreign Currency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan or Foreign Currency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or Foreign Currency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of anticipated profits), including, without limitation, costs associated with foreign currency hedging obligations incurred by such Lender in connection with any Foreign Currency Loan. In the case of a Eurodollar Loan or a Foreign Currency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted

LIBO Rate or the Adjusted Foreign Currency Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17 Payments Free of Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification. The applicable Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that such Borrower shall not be required to compensate any Recipient pursuant to this Section 2.17(d) for any interest, additions to tax or penalties that accrue as a result of such Recipient’s failure to request an indemnity within 270 days after the earlier of the date such Recipient first acquired knowledge that the relevant Indemnified Taxes are payable or received written notification from such Borrower that such Indemnified Taxes are potentially payable. Any Recipient claiming indemnity pursuant to this Section 2.17(d) shall notify the Borrowers of the imposition of the relevant Indemnified Taxes as soon as reasonably practicable after the Recipient becomes aware of such imposition. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A) any Recipient that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals or certified copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals or certified copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals or certified copies of IRS Form W-8ECI claiming that specified payments (as applicable) hereunder or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States or W-8EXP;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals or certified copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals or certified copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals or certified copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding any other provision of this paragraph (f), a Recipient shall not be required to deliver any form that such Recipient is not legally eligible to deliver.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (for this purpose, including a credit against U.S. federal withholding or income Taxes in lieu of a refund (for the avoidance of doubt, any such credit shall not include a federal foreign tax credit under Code Section 901)) as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars; provided, however, that (i) with respect to any Foreign Currency Loan, all payments (including prepayments) to any Revolving Lender of the principal of or interest on such Foreign Currency Loan shall be made in the same Designated Foreign Currency as the original Loan, and (ii) with respect to any Letter of Credit issued in a Designated Foreign Currency, all payments with respect to such Letter of Credit shall be made in the same Designated Foreign Currency in which each such Letter of Credit was issued. Each payment (including each prepayment) by a Term Loan Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. Each payment (including each prepayment) by a Revolving Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 10.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (w) any Lender requests compensation under Section 2.15, or (x) if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (y) if any Lender becomes Defaulting Lender, or (z) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 10.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

Section 2.20 Defaulting Lenders.

(a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) no Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay at any time any such fee that otherwise would have been required to have been paid to that Defaulting Lender);

(ii) the Commitments, Term Loan Exposure and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Required Facility Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that (y) such Defaulting Lender’s Commitments may not be increased or extended without its consent and (z) the principal amount of, or interest or fees payable on, Loans or LC Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(iii) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(A) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the sum of all such non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02(a) and (b) are satisfied at such time;

(B) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Revolving Borrowers shall within one Business Day following notice by the Administrative Agent, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Revolving Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(C) if a Revolving Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, such Revolving Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(D) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and

(E) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized.

(iv) so long as such Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Revolving Borrowers in accordance with Section 2.20(a)(iii), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(a)(iii)(C) (and such Defaulting Lender shall not participate therein).

(b) In the event that the Administrative Agent, the Revolving Borrowers, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.

(c) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be

held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in obligations under any issued Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the commitments under the applicable Facility without giving effect to Section 2.20(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. The Company and each Subsidiary is duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation (except to the extent such violation could not reasonably be expected to result in a Material Adverse Effect) or (ii) the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (iii) any material order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries and (d) will not result in the creation or imposition of any material Lien on any asset of the Company or any of its Subsidiaries, other than any Permitted Lien.

Section 3.04 Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, retained earnings and cash flows (i) as of and for the fiscal year ended October 31, 2015, audited by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarters and the portion of the fiscal year ended January 31, 2015, April 30, 2015 and July 31, 2015, certified by one of its Financial Officers. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since October 31, 2015, no event, development or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 3.05 Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, the other Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has become subject to any Environmental Liability, (ii) has received notice of any claim with respect to any Environmental Liability or (iii) knows of any basis upon which the Company or any of its Subsidiaries would reasonably be expected to become subject to any Environmental Liability arising under Environmental Laws as currently in effect.

Section 3.07 Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The excess of the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect.

Section 3.11 Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, projected financial information prepared by the Borrower or any of its Subsidiaries is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

Section 3.12 Sanctions Laws and Regulations.

(a) None of the Company or its Subsidiaries, or to the best of its knowledge any of its directors, officers, brokers or other agents acting or benefiting in any capacity in connection with this Agreement, is a Designated Person.

(b) No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any applicable Sanctions Laws or Regulations.

Section 3.13 Federal Reserve Board Regulations. None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, any applicable laws or regulations of any Governmental Authority (including, without limitation, the Regulations of the Board).

Section 3.14 Subsidiaries. As of the Closing Date, Schedule 3.14 sets forth the name and jurisdiction of incorporation of each Material Subsidiary and, as to each such Material Subsidiary, the percentage of each class of Equity Interests owned by the Company and its other Subsidiaries.

Section 3.15 Solvency. As of the Closing Date, the Company and its Subsidiaries, on a consolidated basis, are, and after giving effect to the incurrence of all Loans and Obligations being incurred in connection herewith will be, Solvent.

ARTICLE IV

CONDITIONS

Section 4.01 Closing Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement, the Subsidiary Guaranty, the Closing Fee Letter and Notes in favor of each Lender requesting a Note at least three (3) Business Days prior to the Closing Date signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement or such Loan Document) that such party has signed a counterpart of this Agreement or such Loan Document.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Latham & Watkins LLP, counsel for the Borrowers and the other Loan Parties, in form and substance reasonably acceptable to the Administrative Agent. The Borrowers hereby request such counsel to deliver such opinion.

(c) The Administrative Agent shall have received the following items from the Borrowers:

(i) a certificate of good standing for each Loan Party from the state of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Closing Date;

(ii) a copy of the formation document of each Loan Party, together with all amendments thereto, certified as of a recent date by the appropriate governmental officer and dated not more than thirty (30) days prior to the Closing Date and certified by an officer of such Loan Party;

(iii) incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan

Documents on behalf of such Loan Party (and to make borrowings hereunder on behalf of the Borrowers, in the case of the Borrowers), upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrowers;

(iv) copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Borrowings provided for herein, with respect to the Borrowers, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Loan Parties;

(v) the most recent financial statements of the Company; and

(vi) a Borrowing Request in accordance with Section 2.03.

(d) The Administrative Agent shall have received all fees (including the upfront fees payable to the Lenders pursuant to the Closing Fee Letter and the fees payable to the Administrative Agent or KeyBanc Capital Markets Inc. pursuant to the Administrative Agent Fee Letter) and other amounts due and payable to the Administrative Agent on or prior to the Closing Date, including, to the extent invoiced at least 3 Business Days prior to the Closing Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder, or satisfactory evidence that such fees and amounts will be paid out of the initial Borrowing hereunder.

(e) The Joint Lead Arrangers shall have received all fees payable to the Joint Lead Arrangers pursuant to the Joint Lead Arranger Fee Letters or satisfactory evidence that such fees will be paid out of the initial Borrowing hereunder.

(f) All Indebtedness under the Existing Credit Agreement, together with all interest and all other amounts due and payable with respect thereto, shall be paid in full, and the commitments in respect of such Indebtedness shall be permanently terminated.

(g) The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender at least 7 days prior to the Closing Date that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA Patriot Act.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Ratings Change and Other Information. The Company will furnish to the Administrative Agent and each Lender:

(a) within 100 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income retained earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (each, a “Compliance Certificate”), in substantially the form of Exhibit B, (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with the applicable Financial Covenants;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, and/or distributed by the Company to its shareholders generally, as the case may be; provided that notwithstanding the foregoing, the obligations in Section 5.01(d) and this Section 5.01(e) may be satisfied if such information is posted on the SEC’s website at www.sec.gov or the website for the Company; and

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; provided that the Company shall not be required to deliver confidential information consisting of trade secrets or other proprietary or competitively sensitive information relating to the Company or any of its Subsidiaries and their respective businesses and not constituting financial information.

(f) Any financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) above shall be deemed to have been furnished to the Administrative Agent on the date that such financial statement is posted on the SEC’s website at www.sec.gov or the website for the Company.

Section 5.02 Notices of Material Events. The Company will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice, after an Authorized Officer becomes aware of such event, of the following events:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate (or any adverse change or development in any such action, suit, investigation or proceeding) thereof that, in the good faith judgment of the Company, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development (including the incurrence or imposition of Environmental Liability) that, in the good faith judgment of the Company, results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. Each Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent any failure to do so by a Subsidiary could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

Section 5.04 Payment of Obligations. Each Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. Each Borrower will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so could not reasonably be expected to result in a Material Adverse Effect. Each Borrower will, and will cause each of its Subsidiaries to, maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by such Borrower and its Subsidiaries as of the Closing Date, or are of such types and amounts as are customarily carried by Persons engaged in the same or similar business as the Borrowers and their Subsidiaries.

Section 5.06 Books and Records; Inspection Rights. Each Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that without the express prior written approval of each Borrower, no such inspection shall include any intrusive (i.e., “Phase II”) environmental investigations or collection of samples of any environmental media (including air, soil, groundwater, surface water, wastewaters, or building materials); provided further, however that (i) unless an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall be limited to one such visit or inspection in each calendar year and such visit or inspection shall be at the sole cost and expense of the Administrative Agent or applicable Lenders (except that the Administrative Agent may make one such visit during each fiscal year and the reasonable cost and expense thereof shall be borne by the Company) and (ii) in respect of any such discussions with any independent accountants, the Company or such Subsidiary, as the case may be, shall have received reasonable advance notice thereof and a reasonable opportunity to participate therein and the Administrative Agent shall have executed a customary non-reliance letter requested by such independent accountants.

Section 5.07 Compliance with Laws. Each Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for, and Letters of Credit will be issued only to support, (i) the repayment of existing Indebtedness of the Company and its Subsidiaries and (ii) general corporate purposes of the Borrowers, including, but not limited to, the funding of acquisitions, investments, redevelopments, expansions, renovations, construction, capital expenditures and working capital needs. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.09 Additional Subsidiary Guarantors. In the event that at any time after the Closing Date, the Company acquires, creates or has any Domestic Subsidiary that is not already a party to the Subsidiary Guaranty, the Company will promptly, but in any event no later than the date that is 55 days after the last day of the fiscal quarter during which such Domestic Subsidiary is acquired or created (or such longer period to which the Administrative Agent may agree in its sole discretion), cause such Domestic Subsidiary to deliver to the Administrative Agent, (a) a Guaranty Supplement (as defined in the Subsidiary Guaranty), duly executed by such Subsidiary, pursuant to which such Domestic Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (b) resolutions of the Board of Directors or equivalent governing body of such Domestic Subsidiary, certified by the Secretary or an Assistant Secretary of such Domestic Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such Guaranty Supplement and the other Loan Documents to which such Domestic Subsidiary is, or will be, a party, together with such other corporate documentation and an opinion of counsel (which may be provided by in-house counsel) as the Administrative Agent shall reasonably request, in each case, in form and substance satisfactory to the Administrative Agent; provided, however, that, notwithstanding the foregoing, (i) a Domestic Subsidiary shall not be required to become a party to the Subsidiary Guaranty so long as (A) such Domestic Subsidiary is not a Material Subsidiary, and (B) with respect to all such Domestic Subsidiaries that are not Material Subsidiaries and that are not Loan Parties (collectively, the “Non-Guarantor Subsidiaries”), (1) the Company’s and its Subsidiaries’ investments in and advances to all such Non-Guarantor Subsidiaries, taken together in the aggregate, do not exceed 20% of Consolidated Total Assets as of the end of the most recently completed fiscal year, (2) the Company’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of all such Non-Guarantor Subsidiaries, taken together in the aggregate, does not exceed 20% of Consolidated Total Assets as of the end of the most recently completed fiscal year, and (3) the Company’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of all such Non-Guarantor Subsidiaries, taken together in the aggregate, exclusive of amounts attributable to any noncontrolling interests, does not exceed 20% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year; and (ii) any special purpose entity created or acquired in connection with any Permitted Securitization Transaction shall not be required to become a party to the Subsidiary Guaranty.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

Section 6.01 Changes in Business. No Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by such Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by such Borrower and its Subsidiaries on the Closing Date or any business reasonably related or incidental thereto.

Section 6.02 Consolidation, Merger, Asset Sales, etc. No Borrower will, nor will permit any Subsidiary to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any Asset Sale or (iii) enter into any transaction of merger or consolidation, except that each of the following shall be permitted:

(a) (i) the merger, consolidation or amalgamation of (x) any Subsidiary of the Company with or into the Company, provided the Company is the surviving or continuing or resulting corporation; (y) any Subsidiary of the Company with or into any Subsidiary Guarantor, provided that the surviving or continuing or resulting corporation is a Subsidiary Guarantor; or (z) any Foreign Subsidiary (other than CooperVision International) of the Company with or into any other Foreign Subsidiary of the Company or (ii) the sale, lease, transfer or disposition of all or substantially all of the property or assets of (x) any Subsidiary of the Company to the Company; (y) any Subsidiary of the Company to any Subsidiary Guarantor; or (z) any Foreign Subsidiary (other than CooperVision International) of the Company to any other Foreign Subsidiary of the Company;

(b) the merger of any Domestic Subsidiary that is not required to be a Subsidiary Guarantor hereunder into another Domestic Subsidiary that is not required to be a Subsidiary Guarantor;

(c) the voluntary dissolution or liquidation of any Subsidiary that is not a Material Subsidiary;

(d) (i) any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, or property or assets that are no longer used or useful in the business of the Company or its Subsidiaries, in each case in the ordinary course of business; (ii) the actual or constructive total loss of any property or the use thereof resulting from any Event of Loss; (iii) dispositions of any assets acquired in connection with any Acquisition that is consummated after the Closing Date; provided that such disposition is consummated within three years of such Acquisition; and (iv) dispositions required by any Governmental Authority in connection with such Governmental Authority’s approval of such Acquisition or otherwise necessary or advisable to comply with any applicable law or regulation or any order of any Governmental Authority;

(e) any other Asset Sale, provided that (i) in the case of any Asset Sale involving consideration in excess of 15% of Consolidated Total Tangible Assets, at least five Business Days prior to the date of completion of such Asset Sale, such Borrower shall have delivered to the Administrative Agent an officer’s certificate of an Authorized Officer, which certificate shall contain (A) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated sale price or other consideration for such transaction, and (B) a certification that no Default or Event of Default has occurred and is continuing, or would result from the consummation of such transaction; and (ii) to the extent the consideration received in respect of any such Asset Sale exceeds 30% of Consolidated Total Tangible Assets (any such consideration in excess of 30% of Consolidated Total Tangible Assets, the “Excess Asset Sale Consideration”), the Excess Asset Sale Consideration shall be used to repay the outstanding senior term loan Indebtedness of the Company or its Subsidiaries as determined by the Company; and

(f) the Company or any Subsidiary may make any Acquisition; provided that, in the case of any Acquisition made by the Company, the Company shall be the surviving or continuing or resulting corporation of such Acquisition.

Section 6.03 Liens. No Borrower will, nor will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of such Borrower or any such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

(a) any Standard Permitted Lien;

(b) Liens in existence on the Closing Date that are listed in Schedule 6.03 hereto and extensions or renewals of such Liens, so long as such Liens being extended or renewed do not extend to any other property or assets other than proceeds and replacements and the aggregate principal amount of Indebtedness secured by such Liens is not increased (except as contemplated by Section 6.04(b));

(c) Liens (i) that are placed upon fixed or capital assets, acquired, constructed or improved by such Borrower or any Subsidiary, provided that (A) such Liens only secure Indebtedness permitted by Section 6.04(f)(ii), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, and (C) such Liens shall not apply to any other property or assets of such Borrower or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets other than proceeds and replacements;

(d) Liens securing Indebtedness permitted pursuant to Sections 6.04(f)(i);

(e) vendor Liens granted in the ordinary course of business in connection with the customary terms for purchase of materials, supplies and equipment;

(f) any Lien granted pursuant to the Loan Documents securing any of the Obligations or any obligations under any Hedge Agreement permitted pursuant to Section 6.04(h);

(g) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary, provided that such Lien was not created in contemplation of such acquisition;

(h) Liens with respect to any accounts and related rights and assets subject to purchase pursuant to any Permitted Securitization Transaction;

(i) Liens securing Indebtedness of a Loan Party under any capital markets or private placement debt agreement (including any agreements with respect to convertible debt securities) or bilateral or syndicated loan agreement; provided that Liens have been or will be substantially simultaneously granted to secure the Obligations on an equal and ratable basis pursuant to appropriate security documents, and subject to an intercreditor agreement, in each case, reasonably acceptable to the Administrative Agent and the Company;

(j) Liens securing Indebtedness of any Subsidiary owed to the Company or any other Loan Party; and

(k) in addition to any Lien permitted pursuant to any of the foregoing subparts, Liens securing other obligations of the Company or any of its Subsidiaries, so long as at the time of and after giving effect to the incurrence of such obligations (i) the aggregate principal amount of all such obligations secured by Liens pursuant to this clause (k) does not at any time exceed an amount equal to 12.5% of Consolidated Total Tangible Assets and (ii) the aggregate principal amount of (x) all such obligations secured by Liens permitted pursuant to this clause (k) and (y) all Indebtedness permitted pursuant to Section 6.04(l), when taken together (without duplication in the case of Indebtedness secured by Liens permitted pursuant to this clause (k)), does not at any time exceed an amount equal to the greater of $465,000,000 and 25% of Consolidated Total Tangible Assets.

Section 6.04 Indebtedness of Subsidiaries. No Borrower will permit any of its Subsidiaries (other than CooperVision International) to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) the Indebtedness set forth on Schedule 6.04 hereto, and any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c) Indebtedness assumed in connection with any Acquisition, provided that (i) such Indebtedness was not incurred in contemplation of such Indebtedness was not incurred in contemplation of such Acquisition, (ii) no Default or Event of Default shall then exist or at the time such Indebtedness is assumed by such Borrower will exist and (iii) such Borrower and its Subsidiaries shall be in compliance with the Financial Covenants (after giving effect to any increase to the maximum Total Leverage Ratio pursuant to Section 6.06(a) during a Total Leverage Ratio Increase Period, if applicable) both immediately before and after giving pro forma effect to the assumption of such Indebtedness;

(d) Indebtedness (i) owed by any Loan Party to any other Loan Party, (ii) owed by any Foreign Subsidiary or any Non-Guarantor Subsidiary to any Loan Party, so long as at the time such Indebtedness in incurred and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or (iii) owed by any Subsidiary of the Company to any Foreign Subsidiary or any Non-Guarantor Subsidiary;

(e) Indebtedness of such Subsidiaries under or in support of Hedge Agreements, provided such Hedge Agreements have been entered into in the ordinary course of business and not for speculative purposes;

(f) Indebtedness (i) consisting of Capital Lease Obligations or (ii) incurred in connection with the acquisition, construction or improvement of fixed or capital assets secured by Liens permitted pursuant to Section 6.03(c) hereof;

(g) Indebtedness incurred by a Subsidiary Guarantor in connection with a Permitted Securitization Transaction, provided that the aggregate amount of all such Indebtedness outstanding at any time pursuant to this clause (g) shall not exceed $200,000,000;

(h) any Guaranty Obligations of any Subsidiary of the Company in favor of the Administrative Agent, the Issuing Bank and the Lenders and any other Credit Party in respect of any Designated Hedge Agreement;

(i) any Guaranty Obligation incurred (i) by any Loan Party with respect to Indebtedness of another Loan Party (other than CooperVision International), or (ii) by CooperVision International or the Company of any Indebtedness of the Company or any Subsidiary, in each case which Indebtedness is permitted by Section 6.04 (other than this clause (i));

(j) any Guaranty Obligations of any Subsidiary of the Company with respect to Indebtedness incurred pursuant to Section 6.04(l);

(k) additional Indebtedness of any Subsidiary that is a Loan Party, provided that, solely with respect to this clause (k), (i) no Default or Event of Default shall then exist or at the time of incurrence of such Indebtedness will exist and (ii) the Company and its Subsidiaries shall be in compliance with the Financial Covenants (after giving effect to any increase to the maximum Total Leverage Ratio pursuant to Section 6.06(a) during a Total Leverage Ratio Increase Period, if applicable) both immediately before and after giving pro forma effect to the incurrence of such Indebtedness; and

(l) additional Indebtedness of any Subsidiary that is not a Loan Party, so long as at the time of and after giving effect to the incurrence of such Indebtedness (A) the aggregate principal amount of (i) all such Indebtedness permitted pursuant to this clause (l) and (ii) all obligations secured by Liens permitted pursuant to Section 6.03(k), when taken together (without duplication in the case of Liens securing Indebtedness permitted pursuant to this clause (l)), does not at any time exceed an amount equal to the greater of $465,000,000 and 25% of Consolidated Total Tangible Assets, (B) no Default or Event of Default has occurred and is continuing, and (C) the Company and its Subsidiaries shall be in compliance with the Financial Covenants (after giving effect to any increase to the maximum Total Leverage Ratio pursuant to Section 6.06(a) during a Total Leverage Ratio Increase Period, if applicable) both immediately before and after giving pro forma effect to the incurrence of such Indebtedness.

Section 6.05 [Reserved.]

Section 6.06 Financial Covenants.

(a) Total Leverage Ratio. The Company will not permit the Total Leverage Ratio as of the last day of any Testing Period of the Company, beginning with the fiscal quarter ending April 30, 2016, to be greater than 3.75 to 1.00; provided that the Company may permit the Total Leverage Ratio as of the last day of any Testing Period (each such Testing Period, a “Total Leverage Ratio Increase Period”) to be greater than 3.75 to 1.00 but less than or equal to 4.25 to 1.00 if:

(i) the Company has consummated a Qualified Acquisition during the last fiscal quarter of the first such Testing Period during the Total Leverage Ratio Increase Period and such increase in the Total Leverage Ratio is a direct result of such Qualified Acquisition;

(ii) the Company has requested from the Administrative Agent, in writing, prior to or concurrently with the submission of its financial statements pursuant to Section 6.01 for the first Testing Period ending after the consummation of such Qualified Acquisition, that a Total Leverage Ratio Increase Period shall have become effective; provided that the Company may not request that a Total Leverage Ratio Increase Period become effective for a Qualified Acquisition prior to the end of the fourth full Testing Period following the completion of the most recent prior Qualified Acquisition with respect to which a Total Leverage Ratio Increase Period was implemented unless the Total Leverage Ratio as of the last date of the most recently completed Test Period was less than or equal to 3.50 to 1.00; and

(iii) except to the extent a new Total Leverage Ratio Increase Period has commenced in accordance with the proviso of the foregoing clause (ii), as of the date on which a Compliance Certificate is required to be delivered in accordance with Section 5.01(c) with respect to the fourth full Testing Period ending after the consummation of such Qualified Acquisition, the Company’s Total Leverage Ratio is less than or equal to 3.75 to 1.00.

(b) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the last day of any Testing Period of the Company, beginning with the fiscal quarter April 30, 2016, to be less than 3.00 to 1.00.

Section 6.07 [Reserved.]

Section 6.08 Transactions with Affiliates. No Borrower will, nor will it permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of such Borrower, any Subsidiary, and in the case of a Subsidiary, such Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of such Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States that in the good faith judgment of such Borrower comply with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of such Borrower, and not prohibited by any of the provisions of this Agreement or in violation of any law, rule or regulation.

Section 6.09 Sanctions Laws and Regulations. (a) No Borrower shall, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund any activities or business of or with any Designated Person, or in any Sanctioned Country that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

(b) None of the funds or assets of any Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or Sanctioned Countries in violation of any Sanctions Laws and Regulations.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party in or in connection with this Agreement and the other Loan Documents or any amendment or modification hereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the existence of any Borrower) or 5.08 or in Article VI;

(e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent or the Required Lenders to the Company;

(f) any Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) without limitation of the foregoing, any default in any payment obligation under a Designated Hedge Agreement that continues after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto, to the extent the termination value of such Designated Hedge Agreement is greater than the greater of $75,000,000 and 5% of Consolidated Total Tangible Assets;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) any Borrower or any Material Subsidiary shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money (not covered by insurance as to which the insurer has been notified of such judgment or order and does not dispute payment) in an amount which, when added to all other such judgments or orders outstanding against any Borrower or any Material Subsidiary would exceed $75,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith;

(l) any Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate), in each case in writing, any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, the Subsidiary Guaranty or any other Loan Document; or this Agreement, the Subsidiary Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative

Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to a Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Section 7.02 Distribution of Payments after Default. In the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b) Second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties;

(c) Third, to pay interest then due and payable on the Loans and unreimbursed LC Disbursements ratably;

(d) Fourth, (i) to prepay principal on the Loans and unreimbursed LC Disbursements ratably and (ii) to pay the amounts due to Designated Hedge Creditors under Designated Hedge Agreements subject to confirmation by the Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice;

(e) Fifth, to pay an amount to the Administrative Agent equal to one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unreimbursed LC Disbursements, to be held as cash collateral for such Obligations;

(f) Sixth, to payment of any amounts owing with respect to indemnification provisions of the Loan Documents; and

(g) Seventh, to the payment of any other Obligation due to the Administrative Agent or any Lender.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company, so long as no Event of Default exists, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

ARTICLE IX

GUARANTY

Section 9.01 Guaranty by the Company. The Company hereby unconditionally guarantees, for the benefit of the Credit Parties, all of the following (collectively, the “Company Guaranteed Obligations”): (a) all Loans and all other Obligations owing at any time by CooperVision International, (b) all reimbursement obligations with respect to Letters of Credit issued for the benefit of any Loan Party or any Subsidiary (other than the Company) under this Agreement, and (c) all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by CooperVision International or any Subsidiary of the Company under any Designated Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, in each case, other than any Excluded Swap Obligations, and in all cases under subparts (a), (b) or (c) above, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code). Upon failure by any Loan Party to pay punctually any of the Company Guaranteed Obligations, the Company shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

Section 9.02 Guaranty Unconditional. The obligations of the Company under this Article IX shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(a) any extension, renewal, settlement, compromise, waiver or release in respect to the Company Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to the Company Guaranteed Obligations;

(c) any release, non-perfection or invalidity of any direct or indirect security for the Company Guaranteed Obligations under any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations;

(d) any change in the corporate existence, structure or ownership of any Loan Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Loan Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations;

(e) the existence of any claim, set-off or other rights which the Company may have at any time against any other Loan Party, the Administrative Agent, any Lender, any Affiliate of any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(f) any invalidity or unenforceability relating to or against any other Loan Party for any reason of any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party of any of the Company Guaranteed Obligations, or any decree or order prohibiting any Loan Party from paying, or releasing or discharging the obligation of any Loan Party to pay, any of the Company Guaranteed Obligations; or

(g) any other act or omission of any kind by any other Loan Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Article, constitute a legal or equitable discharge of any Borrowers’ obligations under this Section, all of which the Company hereby unconditionally waives to the fullest extent permitted by law, other than the payment in full of all Company Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are owing and with respect to which not claim has been made).

Section 9.03 Waivers. The Company unconditionally waives, to the extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Article IX are concerned, (a) notice of any of the matters referred to in Section 9.02, (b) all notices required by statute, rule of law or otherwise to preserve any rights against the Company hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any of the Company Guaranteed Obligations, notice of acceptance of the provisions of this Article IX, notice of the incurrence of any of the Company Guaranteed Obligations, notice of any failure on the part of any Loan Party, any of their Subsidiaries or Affiliates, or any other Person, to perform or comply with any term or provision of the Credit Agreement, any other Loan Document or any other agreement or instrument to which the such Loan Party or any other Person is a party, or notice of the commencement of any proceeding against any other Person or its any of its property or assets, (c) any right to the enforcement, assertion or exercise against any Loan Party or against any other Person or any collateral of any right, power or remedy under or in respect of the Credit Agreement, any other Loan Document or any other agreement or instrument, and (d) any requirement that any such Loan Party be joined as a party to any proceedings against the Company or any other Person for the enforcement of any term or provision of the Credit Agreement, the other Loan Documents, the provisions of this Article IX or any other agreement or instrument.

Section 9.04 Company Obligations to Remain in Effect; Restoration. The Company’s obligations under this Article shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Company Guaranteed Obligations, and all other amounts payable by the Borrowers, any other Loan Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are owing and with respect to which not claim has been made), shall have been paid in full. If at any time any payment of any of the Company Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Loan Party, the Company’s obligations under this Article IX with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 9.05 Waiver of Acceptance, etc. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Loan Party or any other Person, or against any collateral or guaranty of any other Person.

Section 9.06 Subrogation. Until the payment in full of all of the Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and contingent obligations, in each case that are owing and with respect to which not claim has been made) and the termination of the Commitments hereunder, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any other Loan Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Loan Party in respect thereof.

Section 9.07 Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Loan Party under any of the Company Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of such Loan Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations shall nonetheless be payable by the Company under this Article IX forthwith on demand by the Administrative Agent.

Section 9.08 Keepwell. The Company, to the extent it is a Qualified ECP Guarantor, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Loan Party to honor all of its obligations under this Article IX in respect of Designated Hedge Agreements (provided, however, that the Company shall only be liable under this Section 9.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.08, or otherwise under this Article IX, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Company under this Section 9.08 shall remain in full force and effect until payment in full of all of the Obligations and the termination of the Commitments hereunder. The Company intends that this Section 9.08 constitute, and this Section 9.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to a Borrower, to it (in the case of CooperVision International, c/o the Company) at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588, Attention: Brian Andrews, Treasurer (Telecopier No. (925) 460-3648);

(ii) if to any other Loan Party, to it, c/o the Company, 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588, Attention: Brian Andrews, Treasurer (Telecopier No. (925) 460-3648);

(iii) if to the Administrative Agent, to KeyBank National Association at 4900 Tiedeman Road; Mail Code: OH-01-49-0114, Brooklyn, Ohio 44144, Attention: Kathy Koenig (Facsimile No. (216) 370-6113);

(iv) if to the Issuing Bank, to KeyBank National Association at 4900 Tiedeman Road; Mail Code: OH-01-49-0114, Brooklyn, Ohio 44144, Attention: Kathy Koenig (Facsimile No. (216) 370-6113);

(v) if to the Swingline Lender, to KeyBank National Association at 4900 Tiedeman Road; Mail Code: OH-01-49-0114, Brooklyn, Ohio 44144, Attention: Kathy Koenig (Facsimile No. (216) 370-6113); and

(vi) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by

means of electronic communications pursuant to this Section, including through an Electronic System.

Section 10.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Subject to Section 2.20(b), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(a) or (c) or Section 7.02 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) reduce the percentage specified in the definition of “Required Facility Lenders” with respect to any Facility without the written consent of all Lenders under such Facility, (vii) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (except for any release permitted by the terms of Section 22 of the Subsidiary Guaranty, which release shall be permitted without the need for any consent or approval of any Lender), in each case, without the written consent of each Lender, or (viii) (A) amend the provisions of Sections 2.06(c) or 2.06(j) requiring the Revolving Borrowers to provide cash collateral for Letters of Credit outstanding after the Revolving Maturity Date or (B) release such cash collateral, in each case, without the consent of each Revolving Lender; provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, (y) the consent of the Required Facility Lenders of a Facility shall be required for any amendment, waiver or modification that adversely affects the rights of such Facility in a manner different than such amendment, waiver or modification affects the other Facility, and (z) no such agreement shall amend or modify Section 2.20 without the prior written consent of the Administrative Agent, the Swingline Lender and the Issuing Bank.

Section 10.03 Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of one outside counsel for the

Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Issuing Bank and the Lenders (which shall be limited to one outside counsel and, if necessary, one local counsel in each appropriate jurisdiction and, solely in the case of a conflict of interest, one special conflicts counsel to all affected Indemnitees, taken as a whole), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Each Borrower (severally and not jointly in the case of CooperVision International) shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Related Parties) or from the material breach by such Indemnitee (or any of its Related Parties) of its obligations under the Loan Documents or (y) result from a dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, Joint Lead Arranger or similar role under the Loan Documents) and not arising out of any act or omission by either Borrower or any of its Affiliates. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro-Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that any Borrower fails to pay any amount required to be paid by it to the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Revolving Lender severally agrees to pay to the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Revolving Percentage

(determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrowers of any obligation they may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Revolving Borrowers or the Term Loan Borrowers, as applicable, provided that, the applicable Borrowers shall be deemed to have consented to an assignment unless the Company shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of any Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment, any other assignee, but the Administrative Agent shall nonetheless send notice of such assignment to the Company;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan; and

(D) the Swingline Lender, provided, that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Revolving Borrowers or the Term Loan Borrowers, as applicable, and the Administrative Agent otherwise consent, provided that no such consent of the applicable Borrowers shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of only one Facility;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more Eligible Assignees (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than a Borrower. For the purposes of this Section, “Information” means all information received from a Borrower relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 10.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS

THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY A BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.15 Judgment Currency. If the Administrative Agent, on behalf of the Lenders, obtains a judgment or judgments against a Borrower in a Designated Foreign Currency, any Dollar denominated obligations of such Borrower in respect of any sum adjudged to be due to the Administrative Agent or the Lenders hereunder or under the Notes (the “Judgment Amount”) shall be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent of the Judgment Amount in the Designated Foreign Currency, the Administrative Agent, in accordance with normal banking procedures, may purchase dollars with the Judgment Amount in such Designated Foreign Currency. If the amount of dollars so purchased is less than the amount of dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing (the “Original Due Date”) to the Administrative Agent or the Lenders hereunder or under the Notes (the “Loss”), each applicable Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against the Loss, and if the amount of dollars so purchased exceeds the amount of dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Administrative Agent or such Lender agrees to remit such excess to the Borrowers.

Section 10.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such

Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

Section 10.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, and the Lenders, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Joint Lead Arranger nor any Lender has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, any Joint Lead Arranger, nor any Lender has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.18 Several Liability of CooperVision International. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Obligations of CooperVision International hereunder shall be several (and not joint) and CooperVision International shall only be liable for any Loans and any other Obligations incurred directly by it and shall not be liable for any of the Obligations of the Company or any other Loan Party hereunder. The foregoing shall not in any way limit the guaranty obligations of the Company pursuant to Article IX hereof or the guaranty obligations of any Subsidiary Guarantor under the Subsidiary Guaranty.

Section 10.19 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.20 Waiver of Notice of Termination. Each Lender that is a “Lender,” as defined in the Existing Credit Agreement, hereby waives the three Business Day advance notice requirement of the termination of the commitments under the Existing Credit Agreement pursuant to Section 2.12(b) thereof and agrees that such notice of termination may be given simultaneously with the effectiveness of this Agreement under Section 4.01 hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COOPER COMPANIES, INC., as a Revolving Borrower and a Term Loan Borrower

By:	/s/ Carol R. Kaufman
Name:	Carol R. Kaufman
Title:	Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer

COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, as a Revolving Borrower and a Term Loan Borrower
By: Cooper Holding Company LLC, its General Partner

By:	/s/ Carol R. Kaufman
Name:	Carol R. Kaufman
Title:	Manager

KEYBANK NATIONAL ASSOCIATION, as a Lender, the Swingline Lender, the Issuing Bank and the Administrative Agent

By:	/s/ Marianne Meil
Name:	Marianne Meil
Title:	Senior Vice President

Bank of America, N.A., as a Lender

By:	/s/ John C. Plecque
Name:	John C. Plecque
Title:	Senior Vice President

DNB CAPITAL LLC, as a Lender

By:	/s/ Caroline Adams
Name:	Caroline Adams
Title:	First Vice President

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Alex Rogin
Name:	Alex Rogin
Title:	Executive Director

MUFG Union Bank, N.A., as a Lender

By:	/s/ Henry G. Montgomery
Name:	Henry G. Montgomery
Title:	Director

Citibank, N.A., as a Lender

By:	/s/ Pranjal Gambhir
Name:	Pranjal Gambhir
Title:	Vice President

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Gavin Smith
Name:	Gavin Smith
Title:	Vice President

TD Bank, N.A., as a Lender

By:	/s/ Shreya Shah
Name:	Shreya Shah
Title:	Senior Vice President

PNC Bank, National Association, as a Lender

By:	/s/ Deborah M. Lee
Name:	Deborah M. Lee
Title:	Vice President

U.S. Bank National Association, as a Lender

By:	/s/ David C. Mruk
Name:	David C. Mruk
Title:	SVP

Citizens Bank, N.A., as a Lender

By:	/s/ Prasanna Manyem
Name:	Prasanna Manyem
Title:	Vice President

Lloyds Bank plc, as a Lender

By:	/s/ Erin Doherty
Name:	Erin Doherty
Title:	Assistant Vice President D006

By:	/s/ Daven Popat
Name:	Daven Popat
Title:	Senior Vice President P003

Bank of the West, as a Lender

By:	/s/ Adriana Collins
Name:	Adriana Collins
Title:	Director, Commercial Banking

Branch Banking & Trust Company, as a Lender

By:	/s/ Kelley Rumps
Name:	Kelley Rumps
Title:	Senior Vice President

KBC Bank N. V. New York Branch, as a Lender

By:	/s/ Thomas Lerner
Name:	Thomas Lerner
Title:	Director

By:	/s/ Susan M. Silver
Name:	Susan M. Silver
Title:	Managing Director

UBS AG, Stamford Branch, as a Lender

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

By:	/s/ Craig Pearson
Name:	Craig Pearson
Title:	Associate Director

Schedule 1.01(a)

Lenders and Commitments

Lender	Revolving Commitment	Term Loan Commitment
KeyBank National Association	$69,000,000.00	$76,000,000.00
Bank of America, N.A.	$79,000,000.00	$66,000,000.00
DNB Capital LLC	$77,000,000.00	$63,000,000.00
JPMorgan Chase Bank, N.A.	$101,000,000.00	$84,000,000.00
MUFG Union Bank, N.A.	$77,000,000.00	$63,000,000.00
Citibank, N.A.	$79,000,000.00	$66,000,000.00
Wells Fargo Bank, National Association	$74,000,000.00	$61,000,000.00
TD Bank, N.A.	$109,000,000.00	$91,000,000.00
PNC Bank, National Association	$63,000,000.00	$52,000,000.00
U.S. Bank, National Association	$49,000,000.00	$41,000,000.00
Citizens Bank, N.A.	$55,000,000.00	$45,000,000.00
Lloyds Bank plc	$55,000,000.00	$45,000,000.00
Bank of the West	$33,000,000.00	$27,000,000.00
Branch Banking and Trust Company	$33,000,000.00	$27,000,000.00
KBC Bank N.V., New York Branch	$27,000,000.00	$23,000,000.00
UBS AG, Stamford Branch	$20,000,000.00	$0.00

Total:	$1,000,000,000.00	$830,000,000.00

Schedule 1.01(b)

Subsidiary Guarantors

Cooper Medical, Inc.

CooperSurgical, Inc.

CooperVision, Inc.

ORIGIO Inc.

Schedule 1.01(c)

Existing Hedge Agreements

1.	The ISDA Master Agreement dated November 9, 2006 (including the Schedule thereto and any Confirmations executed thereunder) between Bank of America, N.A. and The Cooper Companies, Inc. for itself and on behalf of its subsidiaries and affiliates listed on Annex A to the Schedule to the Master Agreement, as amended or modified.

2.	The ISDA Master Agreement dated January 20, 2006 (including the Schedule thereto and any Confirmations executed thereunder) between Citibank, N.A. and The Cooper Companies, Inc. for itself and on behalf of its subsidiaries and affiliates listed on Annex A to the Schedule to the Master Agreement, as amended or modified.

3.	The ISDA Master Agreement dated December 11, 2006 (including the Schedule thereto and any Confirmations executed thereunder) between JP Morgan Chase Bank, NA and The Cooper Companies, Inc. for itself and on behalf of its subsidiaries and affiliates listed on Annex A to the Schedule to the Master Agreement, as amended or modified.

4.	The ISDA Master Agreement dated November 6, 2006 (including the Schedule thereto and any Confirmations executed thereunder) between KeyBank National Association and The Cooper Companies, Inc. for itself and on behalf of its subsidiaries and affiliates listed on Annex A to the Schedule to the Master Agreement, as amended or modified.

5.	The ISDA Master Agreement dated February 28, 2011 (including the Schedule thereto and any Confirmations executed thereunder) between PNC Bank, National Association and The Cooper Companies, Inc. for itself and on behalf of its subsidiaries and affiliates listed on Annex A to the Schedule to the Master Agreement, as amended or modified.

6.	The ISDA Master Agreement dated February 28, 2011 (including the Schedule thereto and any Confirmations executed thereunder) between Union Bank, N.A. and The Cooper Companies, Inc. for itself and on behalf of its subsidiaries and affiliates listed on Annex A to the Schedule to the Master Agreement, as amended or modified.

7.	The ISDA Master Agreement dated March 7, 2011 (including the Schedule thereto and any Confirmations executed thereunder) between US Bank National Association and The Cooper Companies, Inc. for itself and on behalf of its subsidiaries and affiliates listed on Annex A to the Schedule to the Master Agreement, as amended or modified.

8.	The ISDA Master Agreement dated December 22, 2008 (including the Schedule thereto dated and any Confirmations executed thereunder) between Wells Fargo Bank, National Association and The Cooper Companies, Inc. for itself and on behalf of its subsidiaries and affiliates listed on Annex A to the Master Agreement, as amended or modified.

9.	The ISDA Master Agreement dated April 14, 2014 (including the Schedule and any Confirmations executed thereunder) between Compass Bank and The Cooper Companies, Inc. for itself and on behalf of its subsidiaries and affiliates listed on Annex A to the Master Agreement, as amended or modified.

10.	The ISDA Master Agreement dated February 28, 2011 (including the Schedule thereto and any Confirmations executed thereunder) between DNB Bank and The Cooper Companies, Inc. for itself and on behalf of its subsidiaries and affiliates listed on Annex A to the Master Agreement, as amended or modified.

11.	The ISDA Master Agreement dated February 28, 2011 (including the Schedule thereto and any Confirmations executed thereunder) between Sumitomo Mitsui Banking Corporation and The Cooper Companies, Inc. for itself and on behalf of its subsidiaries and affiliates listed on Annex A to the Master Agreement, as amended or modified.

Schedule 1.01(d)

Existing Letters of Credit

Date of Issue	Applicant	Beneficiary	Bank	Amount		Expiry
October 6, 2006	The Cooper Companies, Inc.	KBC Bank NV	KeyBank	EUR	146,543.40	November 6, 2016

Schedule 3.06

Disclosed Matters

None.

Schedule 3.14

Subsidiaries

Subsidiary	Jurisdiction of Incorporation /Formation	Owner of Material Subsidiary	Percent Owned (common stock unless otherwise specified)
CooperVision, Inc.	New York	The Cooper Companies, Inc.	100% (Common Stock – Class A and Class B)
CooperVision International Holding Company, LP	England-Wales	The Cooper Companies Global Holdings LP (Limited Partner)	99.6% (Partnership Interest)

		Cooper Holding Company LLC (General Partner)	0.4% (Partnership Interest)
CooperVision Manufacturing Limited	United Kingdom	CooperVision (UK) Holdings Ltd.	100%
Sauflon Pharmaceuticals Ltd.	United Kingdom	CooperVision (UK) Holdings Ltd.	100%
Cooper Medical, Inc.	Delaware	The Cooper Companies, Inc.	100%
CooperSurgical, Inc.	Delaware	Cooper Medical, Inc.	100%
ORIGIO Inc.	Virginia	CooperSurgical, Inc.	100%

Schedule 6.03

Existing Liens

None.

Schedule 6.04

Existing Indebtedness

1.	Guaranty Obligations of the Subsidiary Guarantors in respect of the obligations under that certain Amended and Restated $300 Million Term Loan Agreement dated as of March 1, 2016 among The Cooper Companies, Inc., as borrower, the lenders from time to time party thereto and KeyBank National Association, as administrative agent, in the aggregate principal amount of $300,000,000.

2.	Guaranty Obligations of the Subsidiary Guarantors in respect of the obligations under that certain Amended and Restated $700 Million Term Loan Agreement dated as of March 1, 2016 among The Cooper Companies, Inc., as borrower, the lenders from time to time party thereto and KeyBank National Association, as administrative agent, in the aggregate principal amount of $700,000,000.

10

EXHIBIT A

Form Of

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is [a Lender][[an [Affiliate][Approved Fund] of [identify Lender][1] ] ]

3.	Borrower(s):	[The Cooper Companies, Inc.] [and] [CooperVision International Holding Company, LP][2]

4.	Administrative Agent:	KeyBank National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Revolving Credit and Term Loan Agreement, dated as of March 1, 2016, among The Cooper Companies, Inc., CooperVision International Holding Company, LP, the Lenders parties thereto, KeyBank National Association, as Administrative Agent, and the other agents party thereto

[1]	Select as applicable.
[2]	Select as applicable.

6.	Assigned Interest:

Facility Assigned[3]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[4]
	$	$		%
	$	$		%
	$	$		%

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment,” “Term Loan Commitment,” etc.)
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and][5] Accepted:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By
Title:

[Consented to:

[NAME OF RELEVANT PARTY]

By
Title:][6]

[Consented to:

[THE COOPER COMPANIES, INC., as Borrower

By
Title:]

[COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, as Borrower

By
Title:]][7]

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of any other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.
[7]	To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Agreement or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement (including the requirements of an Eligible Assignee under the Credit Agreement) that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (viii) it is not a Defaulting Lender or a Competitor; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the relevant Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF

COMPLIANCE CERTIFICATE

            , 20

KeyBank National Association,

as Administrative Agent

4900 Tiedeman Road

Brooklyn, Ohio 44144

Attention: Agency Services

Each Lender party to the

Credit Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of March 1, 2016 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Cooper Companies, Inc., a Delaware corporation (the “Company”), CooperVision International Holding Company, LP, a limited partnership registered in England and Wales under No. LP3698 and duly registered under the Companies Act of Barbados (“CooperVision International” and together with the Company, each a “Borrower” and collectively, the “Borrowers”), KeyBank National Association, as administrative agent (the “Administrative Agent”), and each lender from time to time party thereto (the “Lenders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Pursuant to Section 5.01(c) of the Credit Agreement, the undersigned hereby certifies, in the capacity set forth below and not in any individual capacity, to the Administrative Agent and the Lenders as follows:

(a) I am the duly elected [Chief Financial Officer]1 of the Company.

(b) I am familiar with the terms of the Credit Agreement and the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

(c) The review described in paragraph (b) above did not disclose, and I have no knowledge of, the existence of a Default or Event of Default at the end of the accounting period covered by the attached financial statements[, except as set forth below]2.

(d) Set forth on Annex I hereto are calculations of the financial covenants set forth in Section 6.06 of the Credit Agreement, as applicable, which calculations show compliance with the terms thereof for the fiscal quarter of the Company ended [            ].

[1]	Insert title of applicable Financial Officer.
[2]	If applicable, specify the details of the Default or Event of Default and any action taken or proposed to be taken with respect thereto.

Very truly yours,

THE COOPER COMPANIES, INC.

By:
Name:
Title:

Annex I

[Insert calculations demonstrating compliance with Sections 6.06(a) and 6.06(b) of the Credit Agreement]

EXHIBIT C-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit and Term Loan Agreement, dated as of March 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Cooper Companies, Inc., as a Borrower, CooperVision International Holding Company, LP, as a Borrower, KeyBank National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT C-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit and Term Loan Agreement, dated as of March 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Cooper Companies, Inc., as a Borrower, CooperVision International Holding Company, LP, as a Borrower, KeyBank National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT C-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit and Term Loan Agreement, dated as of March 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Cooper Companies, Inc., as a Borrower, CooperVision International Holding Company, LP, as a Borrower, KeyBank National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT C-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit and Term Loan Agreement, dated as of March 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Cooper Companies, Inc., as a Borrower, CooperVision International Holding Company, LP, as a Borrower, KeyBank National Association, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT D-1

FORM OF

REVOLVING LOAN NOTE

$[ ]	[ ] [ ], [ ]

FOR VALUE RECEIVED, the undersigned, [THE COOPER COMPANIES, INC., a Delaware corporation] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, a limited partnership registered in England and Wales under No. LP3698 and duly registered under the Companies Act of Barbados] (the “Borrower”), hereby promises to pay, without offset or counterclaim, to [                    ] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 4900 Tiedeman Road, Brooklyn, Ohio 44144, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Revolving Credit and Term Loan Agreement, dated as of March 1, 2016 (as amended, restated, replaced, supplemented or modified from time to time, the “Credit Agreement”), among the Lender, the Borrower, the other lending institutions named therein and KeyBank National Association, as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Revolving Loan Note (this “Note”).

The Borrower also promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by the Borrower in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Revolving Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

Payments of both principal and interest are to be made in the currency in which such Revolving Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.16 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.

[THE COOPER COMPANIES, INC.]

[COOPERVISION INTERNATIONAL HOLDING COMPANY, LP]

By:
Name:
Title:

[Signature Page - Revolving Loan Note (Form)]

REVOLVING LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made		Interest Period (If Applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	ABR	Eurodollar Rate		ABR	Eurodollar Rate	ABR	Eurodollar Rate

EXHIBIT D-2

FORM OF

TERM LOAN NOTE

$[ ]	[ ] [ ], [ ]

FOR VALUE RECEIVED, the undersigned, [THE COOPER COMPANIES, INC., a Delaware corporation] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, a limited partnership registered in England and Wales under No. LP3698 and duly registered under the Companies Act of Barbados] (the “Borrower”), hereby promises to pay, without offset or counterclaim, to [                    ] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 4900 Tiedeman Road, Brooklyn, Ohio 44144, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of [                    ] Dollars ($[                    ]) or, if less, the aggregate unpaid principal amount of all Term Loans of the Lender outstanding under the Revolving Credit and Term Loan Agreement, dated as of March 1, 2016 (as amended, restated, replaced, supplemented or modified from time to time, the “Credit Agreement”), among the Lender, the Borrower, the other lending institutions named therein and KeyBank National Association, as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Term Loan Note (this “Note”).

The Borrower also promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by the Borrower in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Term Loan Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

Payments of both principal and interest are to be made in the currency in which such Term Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.16 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

EXHIBIT D-2

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.

[THE COOPER COMPANIES, INC.]

[COOPERVISION INTERNATIONAL HOLDING COMPANY, LP]

By:
Name:
Title:

TERM LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made		Interest Period (If Applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	ABR	Eurodollar Rate		ABR	Eurodollar Rate	ABR	Eurodollar Rate

EXHIBIT D-3

FORM OF

SWINGLINE LOAN NOTE

$[ ]	[ ] [ ], [ ]

FOR VALUE RECEIVED, the undersigned, [THE COOPER COMPANIES, INC., a Delaware corporation] [COOPERVISION INTERNATIONAL HOLDING COMPANY, LP, a limited partnership registered in England and Wales under No. LP3698 and duly registered under the Companies Act of Barbados] (the “Borrower”), hereby promises to pay, without offset or counterclaim, to KEYBANK NATIONAL ASSOCIATION (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 4900 Tiedeman Road, Brooklyn, Ohio 44144, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the aggregate unpaid principal amount of all Swingline Loans of the Lender outstanding under the Revolving Credit and Term Loan Agreement, dated as of March 1, 2016 (as amended, restated, replaced, supplemented or modified from time to time, the “Credit Agreement”), among the Lender, the Borrower, the other lending institutions named therein and KeyBank National Association, as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Swingline Loan Note (this “Note”).

The Borrower also promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrower in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Revolving Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

Payments of both principal and interest are to be made in the currency in which such Swingline Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower.

In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.

[THE COOPER COMPANIES, INC.]

[COOPERVISION INTERNATIONAL HOLDING COMPANY, LP]

By:
Name:
Title:

SWINGLINE LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made	Amount of Principal Repaid	Unpaid Principal Balance	Total	Notation Made By:

EXHIBIT E

FORM OF

BORROWING REQUEST

Date:             , 20

KeyBank National Association,

as Administrative Agent

4900 Tiedeman Road

Brooklyn, Ohio 44144

Attention: Agency Services

Each Lender party to the

Credit Agreement referred to below

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of March 1, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among The Cooper Companies, Inc., a Delaware corporation (the “Company”), and CooperVision International Holding Company, LP, a limited partnership registered in England and Wales under No. LP3698 and duly registered under the Companies Act of Barbados (“Cooper International”), the Lenders from time to time party thereto and KeyBank National Association, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

[The Cooper Companies, Inc.,] [CooperVision International Holding Company, LP,] (the “Borrower”) hereby requests a Borrowing under the Credit Agreement as described on Annex I hereto.

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Borrowing and after giving effect thereto:

(c) The representations and warranties of the Borrowers set forth in the Credit Agreement are and shall be true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) on and as of the date of such Borrowing (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date); and

(d) No Default or Event of Default has occurred and is continuing.

If notice of the requested Borrowing was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.03 of the Credit Agreement.

[THE COOPER COMPANIES, INC.]

[COOPERVISION INTERNATIONAL HOLDING COMPANY, LP]

By:
Name:
Title:

Annex I

to

Borrowing Request

1.	The Business Day of the proposed Borrowing is [ ].

2.	The class of Loan[s] comprising the proposed Borrowing [is a][are] [Term Loan[s]] [Revolving Loan[s]].

3.	The Type of Loan[s] comprising the proposed Borrowing [is a][are] [ABR Loan[s]] [Eurodollar Loan[s]] [Foreign Currency Loan[s]].

4.	The aggregate amount of [the] [each] Loan is [as follows]:

(a)	[Term Loans]

[ABR Loan: $        .]

[Eurodollar Loan: $        , with an initial Interest Period of [    ] month[s].]

(b)	[Revolving Loans]

[ABR Loan: $        .]

[Eurodollar Loan: $        , with an initial Interest Period of [    ] month[s].]

[Foreign Currency Loan: $        , with an initial Interest Period of [    ] month[s].]

5.	[The Designated Foreign Currency for the Foreign Currency Loan[s] is .]

6.	The location and number of the Borrower’s account to which funds are to be disbursed is [ ].